UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2014

Syntel, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300,

Troy, Michigan 48083

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (248) 619-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On April 14, 2014, Syntel, Inc. (the “Company”) issued a press release to furnish certain information reflecting its realigned segment reporting structure, which the Company is changing effective for the first quarter ending March 31, 2014. A copy of the press release is attached to this Report as Exhibit 99.1. The information contained in the press release is being furnished in order to provide the financial community with summary financial information and historical data for the 2013 and 2012 quarterly and 2013, 2012, and 2011 year end periods that is on a basis consistent with the Company’s new reporting segments. While this financial data reflects the change in the Company’s reportable segments described below, the Company has not in any way revised or restated its historical financial statements for any period.

The Company has changed it’s segment reporting structure to vertical segments. The Company’s reportable segments are now: (1) Banking and Financial Services – which includes banking/transaction processing and capital markets customers; (2) Insurance – which includes insurance customers; (3) Healthcare and Life Sciences – which includes healthcare and life sciences customers; (4) Manufacturing – which includes automotive and manufacturing customers; and (5) Retail, Logistics and Telecom – which includes retail, travel and other hospitality services, logistics services, telecommunication, and all other customers.

The Company will begin to report results under the new segment reporting structure effective with the filing of its Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2014.

The information contained in this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except if the Company expressly states that such information is to be considered “filed” under the Exchange Act or incorporates it by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number
99.1	Press Release dated April 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

	By	/s/ Daniel M. Moore
Date April 14, 2014		Daniel M. Moore, Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 14, 2014.